EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

SeaSpine Holdings Corporation
Carlsbad, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-216450, 333-230047, 333-236802 and 333-248136) and Form S-8 (No. 333-205334, 333-211887, 333-216448, 333-223435, 333-225291, 333-226046, 333-228217, 333-240377 and 333-257068) of SeaSpine Holdings Corporation of our report dated July 28, 2021, relating to the consolidated financial statements of 7D Surgical Inc., which appear in this Form 8-K/A of SeaSpine Holdings Corporation.

/s/BDO Canada LLP
BDO Canada LLP
Chartered Professional Accountants, Licensed Public Accountants
Oakville, Ontario
July 28, 2021